Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-185355, 333-177171 and 333-195341) on Form S-8 of Boston Therapeutics, Inc. of our report dated March 27, 2015, relating to our audit of the financial statements as of and for the year ended December 31, 2014, which appear in this Annual Report on Form 10-K of Boston Therapeutics, Inc. for the year ended December 31, 2015.

 /s/ RSM US LLP

Boston, Massachusetts
March 30, 2016